8

                     EMPLOYMENT AGREEMENT BY AND BETWEEN
               THE NEPTUNE SOCIETY, INC. AND MARCO MARKIN

     AGREEMENT, dated as of June 6, 2001 by and between The Neptune Society, Inc., a Florida Corporation, Neptune Society of America, Inc., a California Corporation, Neptune Management Corporation, a California Corporation, Heritage Alternatives, Inc., a California Corporation, and Trident Society, Inc., a California Corporation, (collectively the "Neptune Society, Inc." or the "Company") and Marco Markin (the "Executive").

     WHEREAS, the Company recognizes that the Executive's talents and abilities are unique, and are integral to the success of the Company, thus wishes to secure the ongoing services of the Executive on the conditions set forth, herein,

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth below, the parties hereby agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive as Chief Executive Officer and Chairman of the Board of Directors of the Company, and the Executive hereby accepts employment, on the terms and conditions set forth below.

     2. Term. The Executive's employment by the Company hereunder (the "Employment Period") shall begin on January 1, 2001 as Chief Executive Officer of the Company, (the "Effective Date") and end on December 31, 2005. The Employment Period shall be automatically extended for successive one-year periods on the fifth anniversary of the Effective Date and each succeeding anniversary unless either Company or Executive has delivered notice to the contrary 90 days prior to the end of any Employment Period.

     3. Position and Duties. During the Employment Period Executive shall serve as the Chief Executive Officer, Chairman of the Board of Directors and Director on the Board of Directors (the "Board") of the Company, with such authority and responsibilities, including Company-wide executive, administrative and finance as are normally associated with and appropriate for such positions. The Executive shall report directly to the Board of Directors. The Executive shall devote substantially all of his working time, attention and energies during normal business hours (other than absences due to illness or vacation) in the performance of his duties for the Company. Notwithstanding the above, Executive shall be permitted, to the extent such activities do not interfere with his performance of his duties and responsibilities hereunder or violate Section 9(a) or (b) of this Agreement, to (i) manage his financial and legal affairs, (ii) serve on civic or charitable boards or committees (it being expressly understood and agreed that the Executive's continuing to serve on any such board and/or committees on which he is serving, or with which he is otherwise associated, as of the Effective Date, not to interfere with his performance of his duties and responsibilities under this Agreement), (iii) serve on boards of other companies and (iv) make personal appearances and lectures, and the Executive shall be entitled to receive and retain all remuneration received by him from the items listed in clauses (i) through (iv) of this paragraph.

     4. Place of Performance. During the Employment Period, the Company shall maintain executive offices for the Executive in the greater Los Angeles, California area and the Executive




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shall not be required to relocate to any other  location.  During the Employment
Period,  the  Company  shall  provide  the  Executive  with an office  and staff
normally   associated   with  and   appropriate   for  the   discharge   of  his
responsibilities. (a) During the length of this Agreement, Company shall provide housing costs in an amount that allows Executive to maintain housing equal to the standared Executive was accustomed to prior to being required to move to California.

     5. Compensation and Related Matters.

     (a) Base Salary. During the Employment Period, the Company shall pay the Executive a base salary at the rate of not less than $200,000 per year ("Base Salary"). The Executive's Base Salary shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. If the Executive's Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement. $30,000 ("Deferred Salary") of base salary shall be deferred until the Company's Operating Cash Flows (defined as net income plus bonus compensation plus cash interest expense plus non-cash expenses plus net change in working capital in accordance with generally accepted accounting principles) are sufficient to make the entire Deferred Salary payment, or portion thereof. Upon achieving sufficient Operating Cash Flows, Executive shall not be required to defer any portion of Base Salary.

     (b) For each full fiscal year of the Company that begins and ends during the Employment Period, and for the portion of the fiscal year of the Company that ends in 2000 ("Fiscal Year 2000"), the Executive shall be eligible to earn an annual cash bonus (the "Annual Bonus") in such amount as shall be determined by the Board or the Compensation Committee of the Board (the "Compensation Committee") based on the achievement by the Company of performance goals established by the Board or the Compensation Committee for each such fiscal year (or portion of Fiscal Year 2001), which may include targets related to the Operating Cash Flows of the Company; provided, that the Annual Bonus shall be no less than 50% of Base Salary. The Board or the Compensation Committee shall establish objective criteria to be used to determine the extent to which performance goals have been satisfied.

     (c) Automobiles. The Company shall provide the Executive with a monthly automobile allowance of no less than $1,000.

     (d) Business, Travel and Entertainment Expenses. The Company shall provide the Executive with a monthly business and entertainment allowance of no less than $1,000. The Company shall promptly reimburse the Executive for all business, travel and entertainment expenses consistent with the Executive's titles including, without limitation, first class transportation or travel.

     (e) Vacation. The Executive shall be entitled to four weeks of vacation per year during the first two years; five weeks of vacation per year during the third and fourth years; six weeks of vacation during the five and sixth years; seven weeks of vacation during the seventh and eighth years; and eight weeks of vacation after the eighth year of service. Vacation not taken



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Fduring  the
applicable fiscal year (but not in excess of two weeks) shall be carried over to the next following fiscal year.

     (f) Welfare, Pension and Incentive Benefit Plans. During the Employment Period, the Executive (and his eligible spouse and dependents) shall be entitled to participate in all the welfare benefit plans and programs maintained by the Company from time to time for the benefit of its senior executives including, without limitation, all medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs. In addition, during the Employment Period, the Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives.

     (g) Dues. During the Employment Period, the Company shall pay or promptly reimburse the Executive for annual dues for membership in the American Management Association, National Association of Accountants and similar organizations.

     (h) Signing Bonus. The Executive shall receive a signing bonus of $75,000 ("Signing Bonus") payable in granted options to purchare unrestricted shares of the Company's common stock ("options"), which vest immediately upon execution of this Agreement. Such number of options to be calculated in accordance with subclause (A) of clause (i) Section 5, except Signing Bonus shall be substituted for Aggregate Stock Compensation.

     (i) Stock Options. The Executive shall be granted options to purchase unrestricted shares of the Company's common stock upon the execution of this Agreement ("Grant Date"). The granted options shall vest on a pro-rata basis over the Employment Period. The Company shall grant options with an "Aggregate Stock Compensation" equal to not less than fifty percent ("Stock Compensation Percentage") of the cumulative Base Salary during the Employment Period ("Cumulative Base Salary"). A discount factor equal to not less than fifty percent ("Compensation Discount") shall be applied to to the Company's per share closing market price on the Grant Date ("Market Price") to determine the number of options to be granted. The minimum number of options to be granted shall be calculated as follows:

     (A)Cumulative  Base  Salary  times  Stock  Compensation  Percentage  equals
Aggregate Stock Compensation. Market Price times (1 minus the Compensation Discount) equals per share option grant price ("Option Grant Price"). Aggregate Stock Compensation divided by (Market Price minus Option Grant Price) equals minimum total options granted.

     In the event of a change in control of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), any option that is not then exercisable and vested will become fully exercisable and vested, restrictions on restricted stock will lapse and performance units will be deemed earned. Change in control for the purposes of Section 5(i) shall generally mean:



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     (i)the  acquisition  of  an  amount  of  common  stock  held,  directly  or indirectly, representing at least 30% of the outstanding common stock or voting securities;

     (ii)a change in the majority of the members of the Board of Directors, unless approved by the incumbent directors;

     (iii)the completion of a merger involving Neptune Society, Inc. in which current shareholders do not retain more than 50% of the common stock and voting power; or

     (iv)approval by our stockholders of a liquidation, dissolution or sale of substantially all of our assets.

     This provision shall not be deemed to be in conflict with Section 12(a).

     6. Termination. The Executive's employment hereunder may be terminated during the Employment Period under the following circumstances:

     (a) Death. The Executive's employment hereunder shall terminate upon his death.

     (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness as determined by a physician selected by the Executive, and reasonably acceptable to the Company, (i) the Executive shall have been substantially unable to perform his duties hereunder for six consecutive months, or for an aggregate of 180 days during any period of twelve consecutive months and (ii) within thirty days after written Notice of Termination is given to the Executive after such six- or twelve- month period, the Executive shall not have returned to the substantial performance of his duties on a full-time basis, the Company shall have the right to terminate the Executive's employment hereunder for "Disability".

     (c) Cause. The Company shall have the right to terminate the Executive's employment for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment only upon the Executive's:

     (i) conviction of a felony or willful gross misconduct that, in either case, results in material and demonstrable damage to the business of the Company; or

     (ii) willful and continued failure to perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness or after the issuance of a Notice of Termination by the Executive for Good Reason) within thirty business days after the Company delivers to him a written demand for performance that specifically identifies the actions to be performed.

     For purposes of this Section 6(c), no act or failure to act by the Executive shall be considered "willful" if such act is done by the Executive in the good faith belief that such act is or was to be beneficial to the Company or one or more of its businesses, or such failure to act is due to the Executive's good faith belief that such action would be materially harmful to the Company or one of its businesses. Cause shall not exist unless and until the Company has delivered to the



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Executive a copy of a resolution  duly adopted by a majority of the Board at a meeting of the Board called and held for such purpose after reasonable (but in no event less than thirty days) notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board, finding that in the good faith opinion of the Board that "Cause" exists, and specifying the particulars thereof in detail. This Section 6(c) shall not prevent the Executive from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that the Executive has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

     (d) Good Reason. The Executive may terminate his employment for "Good Reason" after giving the Company detailed written notice thereof if the Company shall have failed to cure the event or circumstance constituting "Good Reason" within ten business days after receiving such notice. Good Reason shall mean the occurrence of any of the following without the written consent of the Executive or his approval in his capacity as a Board Member:

     (i) the assignment to the Executive of duties inconsistent with this Agreement or a change in his titles or authority;

     (ii) any failure by the Company to comply with Section 5 or Section 15 hereof in any material way;

     (iii) the requirement of the Executive to relocate to locations other than those provided in Section 4 hereof;

     (iv) the failure of the Company to comply with and satisfy Section 12(a) of this Agreement;

     (v) the Company intentionally voilates any federal or state law or regulation that results in material and demonstrable damage to the business of the Company and/or the reputation of the Executive; or

     (vi) any material breach of this Agreement by the Company.

     The Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     (e) Without Cause. The Company shall have the right to terminate the Executive's employment hereunder without Cause by providing the Executive with a Notice of Termination.

     (f) Without Good Reason. The Executive shall have the right to terminate his employment hereunder without Good Reason by providing the Company with a Notice of Termination.



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     7. Termination Procedure.

     (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive during the Employment Period (other than pursuant to Section 6(a)) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under that provision.

     (b) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 6(b), thirty
(30) days after the date of receipt of the Notice of Termination (provided that the Executive does not return to the substantial performance of his duties on a full-time basis during such thirty (30) day period), and (iii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

     8. Compensation Upon Termination or During Disability. In the event the Executive is disabled or his employment terminates during the Employment Period, the Company shall provide the Executive with the payments and benefits set forth below. The Executive acknowledges and agrees that the payments set forth in this
Section 8 constitute liquidated damages for termination of his employment during the Employment Period. (a) Termination By Company without Cause or By Executive for Good Reason. If the Executive's employment is terminated by the Company without Cause (other than Disability) or by the Executive for Good Reason:

     (i) the Company shall pay to the Executive, a sum payment equal to the sum of (A) Base Salary, all deferred compensation (including deferred, accrued and/or board or compensation committee approved but unaccrued compensation and/or other type of consideration), all payments due pursuant to Section 15 and accrued vacation pay through the Date of Termination, (B) two time's the Base Salary during the first year of employment, and three time's the Base Salary thereafter, and (C) the higher of $500,000 or three times the highest Annual Bonus paid with respect to any fiscal year beginning during the Employment Period, with the payment of subclauses (A) and (B) of clause (i) Secton 8(a) due on or before the Date of Termination, and the payment of subclause (C) of clause
(i) Section 8(a) payable in twelve equal monthly installments beginning on or before the Date of Termination;

     (ii) the Company shall continue to provide the Executive and his eligible spouse and dependents for a period equal to the greater of (A) the remaining term of the Employment Period, or (B) three (3) years following the Date of Termination, the medical, hospitalization, dental and life insurance programs provided for in Section 5(f), as if he had remained employed; provided, that if the Executive, his spouse or his eligible dependents cannot



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continue to participate in the Company's programs  providing such benefits,  the
Company shall arrange to provide the Executive and his spouse and dependents with the economic equivalent of the benefits they otherwise would have been entitled to receive under such plans and programs; and provided, farther, that such benefits shall terminate on the date or dates the Executive becomes eligible to receive equivalent coverage and benefits under the plans and programs of a subsequent employer at an equivalent cost to the Executive (such
coverage  and  benefits  to  be   determined  on  a   coverage-by-coverage,   or
benefit-by-benefit, basis);

     (iii) the Company shall, consistent with past practice, reimburse the Executive pursuant to Section 5(d) for business expenses incurred but not paid prior to such termination of employment;

     (iv) until the third anniversary of the Date of Termination, the Company shall continue to provide the Executive with the benefits set forth in Sections 5(c) and 5(g) hereof; and

     (v) the Executive shall be entitled to any other rights, compensation and/or benefits as may be due to the Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company; and all unvested options pursuant to Section 5(i) shall vest immediately and the Executive shall retain rights to exercise such vested options to purchase the Company's common stock until the tenth anniversary of the the Date of Termination.

     The  payments and  benefits  provided  for as  subclause  (A) of clause (i)
Section 8(a) above and in clause (iii) Section 8(a) above are hereinafter referred to as the "Accrued Obligations".

     (b) Cause or By Executive Without Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive other than for Good Reason, then the Company shall provide the Executive with his Accrued Obligations on or before the Date of Termination; and the Executive shall retain the rights to exercise any and/or all vested options to purchase the Company's common stock until the tenth anniversary of the Date of Termination. The Company shall have no further obligation to the Executive hereunder,

     (c) Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period."), the Executive shall continue to receive his full Base Salary set forth in Section 5(a) until his employment is terminated pursuant to
Section 6(b). In the event the Executive's employment is terminated for Disability pursuant to Section 6(b), the Company shall provide the Executive with the excess, if any, of his full Base Salary over the amount of any long-term disability benefits that he receives under the Company's welfare benefit plans and programs, payable in accordance with the normal payroll practices of the Company, for the remainder of the Employment Period, payment on or before the Date of Termination of Executive's Accrued Obligations and the Executive shall retain the rights to exercise any and/or all vested options to purchase the



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Company's  common  stock  until  the  tenth  anniversary  of  the  the  Date  of
Termination. The Company shall have no further obligations to the Executive hereunder,

     (d) Death. If the Executive's employment is terminated by his death, the Company shall provide to the Executive's beneficiary, legal representatives or estate, as the case may be, the Executive's full Base Salary, payable in accordance with the normal payroll practices of the Company, far a period equal to the remaining term of the Employment Period, payment within thirty days of his death of Executive's Accrued Obligations and the rights to exercise any and/or all vested options to purchase the Company's common stock until the tenth anniversary of his death. The Company shall have no further obligations to the Executive hereunder,

     (e) Mitigation. The Executive shall not be required to mitigate damages with respect to the termination of his employment under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due the Executive under this Agreement on account of subsequent employment except as specifically provided in this Section 8. Additionally, amounts owed to the Executive under this Agreement shall not be offset by any claims the Company may have against the Executive, and the Company's obligation to make the payments provided for in this Agreement, and otherwise to perform its obligations hereunder, shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

     9. Confidential Information; Non-Competition; Nonsolicitation.

     (a) Confidential Information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Executive shall not communicate to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform his duties hereunder, any trade secrets, confidential information, knowledge or data relating to the Company and its businesses and investments, obtained by the Executive during the Executive's employment by the Company, except as compelled by a judiciary proceeding of competent jurisdiction.

     (b) Noncompetition. During the Employment Period and until the 12-month anniversary of the Executive's Date of Termination if the Executive's employment is terminated by the Company for Cause or the Executive terminates employment without Good Reason, the Executive shall not engage in or become associated with any Competitive Activity. For purposes of this Section 9(b), a "Competitive Activity" shall mean any business or other endeavor that engages in any state in which the Company has significant business operations as of the Date of Termination to a significant degree in a business that directly competes with all or any substantial part of the Company's business as of the Date of Termination; provided, that, a Competitive Activity shall not include (i) any speaking engagement to the extent such speaking engagement does not promote or endorse a product or service of the Business, (ii) the writing of any book or article relating to subjects other than the Business (e.g., nonfiction relating to the Executive's career or general business advice) or (iii) the television, video or movie business. The Executive shall be considered to have become "associated with a Competitive Activity" if he becomes involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor,



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or in any other capacity  calling for the rendition of the Executive's  personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity and his involvement relates to a significant extent to the Competitive Activity of such entity; provided, however, that the Executive shall not be prohibited from (a) owning less than five percent (5%) of any publicly traded corporation, whether or not such corporation is in competition with the Company or (b) serving as a director of a corporation or other entity the primary business of which is not a Competitive Activity. If, at any time, the provisions of this Section 9(b) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9(b) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 9(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     (c) Nonsolicitation. During the Employment Period, and for 12 months after the Executive's Date of Termination if the Executive's employment is terminated by the Company for Cause or the Executive terminates employment without Good Reason,, the Executive will not, directly or indirectly, solicit for employment by other than the Company any person (other than any personal secretary or assistant hired to work directly for the Executive) employed by the Company or its affiliated companies, nor will the Executive, directly or indirectly, solicit for employment by other than the Company any person known by the Executive (after reasonable inquiry) to be employed at the time by the Company or its affiliated companies.

     (d) Injunctive Relief. In the event of a breach or threatened breach of this Section 9, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

     10. Indemnification.

     (a) General. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a trustee, director or officer of the Company, or any of its affiliates or is or was serving at the request of the Company, or any of its affiliates as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director officer, member employee or agent while serving as a trustee, director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by California law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.



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Employment Agreement


     (b) Expenses. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement. (c) Enforcement. If a claim or request under this Section 10 is not paid by the Company or on its behalf; within thirty (30) days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable California law.

     (d) Partial Indemnification. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which the Executive is entitled.

     (e) Advances of Expenses. Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses, but only in the event that the Executive shall have delivered in writing to the Company (i) an undertaking to reimburse the Company for Expenses with respect to which the Executive is not entitled to indemnification and (ii) a statement of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

     (f) Notice of Claim. The Executive shall give to the Company notice of any claim made against his for which indemnification will or could be sought under this Agreement. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power and at such times and places as are convenient for the Executive.

     (g) Defense of Claim. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof:

     (i) The Company will be entitled to participate therein at its own expense;

     (ii) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Executive, which in the Company's sole discretion may be regular counsel to the Company and tray be counsel to other officers and directors of the Company or any subsidiary. The Executive also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the



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Employment Agreement


Company and the Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

     (iii)The Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim affected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty that would not be paid directly or indirectly by the Company or limitation on the Executive without the Executive's written consent. Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

     (h) Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 10 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute or certificate of incorporation or bylaws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees or otherwise.

     (i) Insurance. The Company shall obtain, if not already in effect, and maintain adequate and proper liability insurance as is customary of a public company in its industry.

     11. Legal Fees and Expenses. If any contest or dispute shall arise between the Company and the Executive regarding any provision of this Agreement, the Company shall reimburse the Executive for all legal fees and expenses reasonably incurred by the Executive in connection with such contest or dispute, but only if the Executive prevails to a substantial extent with respect to the Executive's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

     12. Successors; Binding Agreement.

     (a) Company's Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred, except that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall include any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) Executive's Successors. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon the Executive's death, this Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's beneficiary or beneficiaries, personal or



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Employment Agreement


legal representatives, or estate, to the extent any such person succeeds to the Executive's interests under this Agreement. If the Executive should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by the Executive, or otherwise to his legal representatives or estate.

     13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified oar registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive: At his residence address most recently filed with the Company.

If to the Company:
The Neptune Society, Inc.,
3500 W. Olive Street, Suite 1430
Burbank California 91505
Attn: Vice President of Legal Affairs

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     14. Parachute Excise Tax Gross-Up. If Executive becomes subject to the excise tax applicable to excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, then the Company shall reimburse Executive for that tax (subject to certain limitations). The details of the gross-up payment are described in "Exhibit A" attached and amended hereto.

     15. Favored Nations. The Executive's annual compensation, benefits, allowances and/or any other payment(s) or consideration of any kind ("Annual Aggregate Payments"), whether or not set forth herein, by component or in the aggregate, shall not be less than eighty-five percent of any other member of the Company. If at any time, the Executive's Annual Aggregate Payments, by component or in the aggregate, shall be less than eighty-five percent of the Annual Aggregate Payments of any other member of the Company ("Deficiency"), the Executive shall receive an immediate cash payment in such amount as to cure the Deficiency, and the deficient Annual Aggregate Payment component(s) shall be immediately increased to proactively cure any future Deficiency.

     16. Miscellaneous. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such



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Employment Agreement


other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive the Executive's termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. Except or otherwise provided in Section 10 hereof; the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

     17. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

     18. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, convenants, arrangements, communications, representations or warranties, whether in respect of such subject matter including, without limitation. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

     19. Withholding. All payments hereunder shall be subject to any required withholding of Federal, state, and local taxes pursuant to any applicable law or regulation.

     20. Section Headings. The section headings in this Employment Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

     WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


THE NEPTUNE SOCIETY, INC.                                   EXECUTIVE

By:
         Rodney Bagley,                                     Marco Markin
         Chief Financial Officer

         Compensation Committee



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Employment Agreement


                                    Exhibit A


Parachute Excise Tax Gross-Up provisions.

     (a) Gross-Up Payment. If it is deemed that any payment or distribution of any type to or for the benefit of the Executive by the Company, any of its affiliates, any person who acquires ownership or control of the Company or ownership of a substantial portion of the Company's assets within the meaning of
Section 2806 of the Internal Revenue Code of 1986, as amended (the "Code"), (and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this letter or otherwise (the "Total Payments"), would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax and any such interest or penalties are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment"). The amount of the Gross-Up Payment shall be as follows:

     (i) If the Gross-Up Payment becomes payable in a taxable year of the Company in which the Company has no taxable income (after taking into account net operating loss carry-forwards), the Gross-Up Payment shall be equal to the product of (A) 505 multiplied by (B) an amount calculated to ensure that after pate by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

     (ii) If the Gross-Up Payment becomes payable in a taxable year of the Company in which the Company has taxable income (after taking into account net operating loss catty forwards), the Gross-up Payment shall be equal to the excise tax imposed on the Executive by Section 4999 of the Code, without regard to any taxes payable by the Executive with respect to the Gross-Up Payment.

     (b) Determination by Accountant. All determinations and calculations required to be made under this Exhibit B shall be made by an independent accounting firm selected by the Executive from among the largest five accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Executive within five days of the termination of the Executive's employment, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive



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Employment Agreement


within five days after the Determination is delivered to the Company or the Executive. Any determination by the Accounting Finn shall be binding upon the Company and the Executive, absent manifest error. The Company shall pay the fees and costs of the Accounting Firm.

     (c) Over and Underpayments. As a result of uncertainty in the application of Section 4999 of the Code at the tithe of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the fling of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment.

     (d) Limitation on Parachute Payments. Any other provision of this Exhibit A notwithstanding, if the Excise Tax could be avoided by reducing the Total Payments by $45,000 or less, then the Total Payments shall be reduced to the extent necessary to avoid the Excise Tax and no Gross-Up Payment shall be made. If the Accounting Firm determines that the Total Payments are to be reduced under the preceding sentence, then the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof The Executive may then elect, in the Executive's sole discretion, which and how much of the Total Payments are to be eliminated or reduced (as long as after such election no Excise Tax will be payable) and shall advise the Company in writing of the Executive's election within 10 days of receipt of notice. If no such election is made by the Executive within such 10-day period, then the Company may elect which and how much of the Total Payments are to be eliminated or reduced (as long as after such election no Excise Tax will be payable) and shall notify the Executive promptly of such election.



                                       15